Exhibit 23

Consent of Independent Registered Public Accounting Firm

Securities and Exchange Commission

Washington, D. C.

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated January 7, 2005, on our audit of the consolidated financial statements of Citizens Financial Corp. as of December 31, 2004 and for the year then ended appearing in Part II, Item 8 of the 2004 Form 10-K of Citizens Financial Corp.

/s/ YOUNT, HYDE & BARBOUR P.C.

Winchester, Virginia

March 9, 2005

Exhibit 23 (cont.)

Consent of Independent Registered Public Accounting Firm

Securities and Exchange Commission

Washington, D. C.

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated January 9, 2004, on our audit of the consolidated financial statements of Citizens Financial Corp. as of December 31, 2003, and for each of the two years in the period ended December 31, 2003, appearing in Part II, Item 8 of the 2004 Form 10-K of Citizens Financial Corp.

/s/ ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia

March 9, 2005